       As filed with the Securities and Exchange Commission on December 22, 1994
                                                     Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                        OCTEL COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)

        DELAWARE                                        77-0029449
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                             1001 MURPHY RANCH ROAD
                        MILPITAS, CALIFORNIA 95035-7912
                    (Address of principal executive offices)

                       1987 EMPLOYEE STOCK PURCHASE PLAN
                       1988 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                              DEREK S. DALEY, ESQ.
                           Vice President, Secretary
                              and General Counsel
                        OCTEL COMMUNICATIONS CORPORATION
                             1001 Murphy Ranch Road
                        Milpitas, California 95035-7912
                                 (408) 321-2000
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                    Copy to:
                              Mark E. Bonham, Esq.
                    WILSON, SONSINI, GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                            Proposed          Proposed
                                                                            Maximum           Maximum         Amount of
                Title of Securities                    Amount to be      Offering Price      Aggregate       Registration
                 to be Registered                       Registered         Per Share       Offering Price        Fee
- -------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value

    - 1987 Employee Stock Purchase Plan                400,000 shares     $16.3625(1)       $6,545,000(1)      $2,257

    - 1988 Directors' Stock Option Plan                150,000 shares     $19.25(2)         $2,887,500(2)      $996

          TOTAL                                        550,000 shares                       $9,432,500         $3,253
=========================================================================================================================

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of 85% of the closing price of $19.25 per share reported in the Nasdaq National Market on December 20, 1994.
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the closing price of $19.25 per share reported in the Nasdaq National Market on December 20, 1994.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission by Octel Communications Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, filed pursuant to Section 13 of the Exchange Act.

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed February 12, 1990 pursuant to Section 12(g) of the Exchange Act.

         (4) The description of the Company's Common Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 1, 1990 pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby, when offered and sold in accordance with the related plans and agreements, will be duly and validly issued, fully paid and nonassessable. Certain members of Wilson, Sonsini, Goodrich & Rosati, P.C., or investment partnerships of which such persons are partners, beneficially own approximately 4,040 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

         In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These Agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

     Exhibit
     Number                                 Description
     -------                                -----------
       5.1       Opinion of counsel as to legality of securities being registered.

      10.1       1987 Employee Stock Purchase Plan.

      10.2       1988 Directors' Stock Option Plan.

      23.1       Consent of counsel (contained in Exhibit 5.1).

      23.2       Consent of KPMG Peat Marwick LLP (see page II-6).

      24.1       Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 21st day of December, 1994.


                                           OCTEL COMMUNICATIONS CORPORATION



                                           /s/ DEREK S. DALEY, ESQ.
                                           ------------------------
                                           Derek S. Daley, Esq.
                                           Vice President, Secretary and
                                             General Counsel



                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Cohn and Derek S. Daley, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            Signature                                  Title                              Date
  ---------------------------            -------------------------------            -----------------
  /s/ ROBERT COHN                        Chairman of the Board,                     December 21, 1994
  ---------------------------
  (Robert Cohn)                          President, Chief Executive
                                         Officer and Director (Principal
                                         Executive Officer)


  /s/ DON CAMPODONICO                    Vice President (Principal                  December 21, 1994
  ---------------------------
  (Don Campodonico)                      Financial Officer)

  /s/ HERZEL ASHKENAZI                   Controller                                 December 21, 1994
  ---------------------------
  (Herzel Ashkenazi)


  /s/ ANSON M. BEARD, JR.                Director                                   December 21, 1994
  ---------------------------
  (Anson M. Beard, Jr.)

  /s/ LEO J. CHAMBERLAIN                 Director                                   December 21, 1994
  ---------------------------
  (Leo J. Chamberlain)


  /s/ DEBORAH A. COLEMAN                 Director                                   December 21, 1994
  ---------------------------
  (Deborah A. Coleman)

  /s/ JOHN FREIDENRICH                   Director                                   December 21, 1994
  ---------------------------
  (John Freidenrich)


  /s/ ROBERT C. HAWK                     Director                                   December 21, 1994
  ---------------------------
  (Robert C. Hawk)

  /s/ NATHANIEL DE ROTHSCHILD            Director                                   December 21, 1994
  ---------------------------
  (Nathaniel de Rothschild)


  /s/ DAG TELLEFSEN                      Director                                   December 21, 1994
  ---------------------------
  (Dag Tellefsen)


                                                                    EXHIBIT 23.2
                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Octel Communications Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 of Octel Communications Corporation and subsidiaries of our report dated July 27, 1994, relating to the consolidated balance sheets of Octel Communications Corporation and subsidiaries as of June 30, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows and related schedules for the years then ended, which report appears in the June 30, 1994, annual report on Form 10-K of Octel Communications Corporation and subsidiaries.


                                        KPMG PEAT MARWICK LLP


                                        /s/ KPMG PEAT MARWICK LLP

Palo Alto, California
December 21, 1994

                        OCTEL COMMUNICATIONS CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS




               Exhibit                                                                                 Sequentially
                Number                                  Description                                      Numbered
               -------                                  -----------                                        Page
                                                                                                       ------------
                 5.1         Opinion of counsel as to legality of securities
                             being registered  . . . . . . . . . . . . . . . . . . . . . . . .

                 10.1        1987 Employee Stock Purchase Plan   . . . . . . . . . . . . . . .

                 10.2        1988 Directors' Stock Option Plan   . . . . . . . . . . . . . . .

                 23.1        Consent of Counsel (contained in Exhibit 5.1)

                 23.2        Consent of KPMG Peat Marwick LLP (see page II-6)

                 24.1        Power of Attorney (see page II-4)
